Exhibit 99.1

ISSUE RELEASE:	INVESTOR CONTACT:	Trina Schurman
March 16, 2020 at 5:30 PM PDT		Nordstrom, Inc.
206-303-6503

	MEDIA CONTACT:	Gigi Ganatra Duff
Nordstrom, Inc.
(206) 303-3030

Nordstrom Provides Business Update Related to Coronavirus
SEATTLE - March 16, 2020 - Nordstrom, Inc. (NYSE: JWN) today announced business updates in response to the increased impact from novel coronavirus (COVID-19).
    “The health and safety of our customers and employees remain our top priority as we continue to make decisions during this rapidly evolving situation. We’re taking decisive actions across the business to help protect employees, customers and others in the communities we serve,” said Erik Nordstrom, chief executive officer, Nordstrom, Inc.
To do its part to limit the spread of the virus, the Company will temporarily close its stores, including Nordstrom full-line, Nordstrom Rack, Trunk Club clubhouses and Jeffrey in the U.S. and Canada for two weeks, effective March 17, and provide pay and benefits for its store employees during this period. Nordstrom continues to serve customers through its online business, which made up one-third of sales in 2019. The Company remains open and ready to serve customers through its apps and online at Nordstrom.com, Nordstromrack.com, HauteLook.com and TrunkClub.com - including digital styling, online order pickup and curbside services at its full-line stores.
“During this unprecedented period of uncertainty, we have in place the appropriate business continuity plans, operational framework and team,” said Erik Nordstrom. “This, in concert with ending 2019 with a solid financial position and healthy balance sheet, gives us the ability to weather this challenging moment in time.”
The Company issued its fiscal 2020 guidance on March 3, 2020, which did not include the impact of COVID-19. Due to heightened uncertainty relating to the impacts of COVID-19 on the Company’s business operations, including the duration and impact on overall customer demand, the Company is withdrawing its 2020 guidance.

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While February sales were in-line with expectations, the Company experienced a broad-based deceleration in customer demand over the past couple of weeks, particularly in markets most affected by the virus.

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With more than 100 years managing through multiple business cycles, Nordstrom remains flexible and agile in making appropriate adjustments to its operational and capital allocation plans. The Company continues to maintain a strong focus on inventory discipline and expense management and remains committed to executing its savings plan of $200 to $250 million in fiscal 2020.

•	In light of the current economic uncertainty, Nordstrom is making further reductions to its expense and capital expenditure plans and is currently suspending share repurchases.
ABOUT NORDSTROM
Nordstrom, Inc. is a leading fashion retailer based in the U.S. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 380 stores in 40 states, including 116 full-line stores in the United States, Canada and Puerto Rico; 248 Nordstrom Rack stores; three Jeffrey boutiques; two clearance stores; six Trunk Club clubhouses; and five Nordstrom Local service hubs. Additionally, customers are served online through Nordstrom.com, Nordstromrack.com, HauteLook.com and TrunkClub.com. Nordstrom, Inc.’s common stock is publicly traded on the NYSE under the symbol JWN.

Certain statements in this press release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involves risks and uncertainties that could cause results to be materially different from expectations. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “targets,” “anticipates,” “assumptions,” “plans,” “expects” or “expectations,” “intends,” “estimates,” “forecasts,” “guidance” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address such future events or expectations are forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2019. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

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